CERTIFICATION OF CEO AND CFO PURSUANT TO SECTION 906

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of PerkinElmer, Inc. (the “Company”) for the period ended December 28, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Robert F. Friel, Chief Executive Officer, President and Director of the Company, and Michael L. Battles, Vice President, Chief Financial Officer—Human Health, Chief Accounting Officer and Acting Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Based on my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	Based on my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 26, 2009	/S/ ROBERT F. FRIEL
Robert F. Friel Chief Executive Officer, President, and Director

Dated: February 26, 2009	/S/ MICHAEL L. BATTLES
Michael L. Battles Acting Chief Financial Officer Vice President, Chief Financial Officer—Human Health, and Chief Accounting Officer